Exhibit 10.9

AMENDMENT NUMBER 1

TO

AGREEMENT

DATED AS OF FEBRUARY 5, 2004

BETWEEN VICTOR KAUFMAN

AND IAC/INTERACTIVECORP

This amendment (this “Amendment”) to that Agreement (the “Agreement”), dated as of February 5, 2004, by and between IAC/InterActiveCorp (the “Company”) and Victor Kaufman (“Executive”), is effective as of the consummation of the spin-off (the “Transaction”) of Expedia, Inc., a Delaware company (“Expedia”), from the Company, as contemplated by the Registration Statement on Form S-4 initially filed on April 25, 2005 (the “Amendment Effective Date”).   All capitalized terms used herein without definition will have the meaning given them in the Agreement.

WHEREAS, it is the intention of the parties to amend the terms of the Agreement as a result of the Transaction as set forth below.

NOW, THEREFORE, the parties agree as follows:

1.                                       Upon the Amendment Effective Date, the third sentence of Section 2 of the Agreement shall be deleted and replaced with the following:

IAC acknowledges that Executive intends to serve as Vice Chairman of Expedia.  During the Term, the Executive shall devote at least 80% of his business time and attention (defined consistent with past practice) to his duties to the IAC Group and Expedia, provided, that the Executive agrees that the Executive’s duties to the IAC Group shall be the Executive’s first priority among his business activities.

2.                                       Upon the Amendment Effective Date, Section 3 of the Agreement shall be deleted in its entirety.

3.                                       Neither the Venture nor any activities undertaken by Executive on behalf of Expedia shall be deemed competitive with the IAC Group.

4.                                       In the event that Executive ceases to be Vice Chairman of Expedia for any reason whatsoever after the Amendment Effective Date but during the Term, the amendment to the agreement contemplated by Section 1 and Section 2 hereof shall, from such point forward, be null and void.

5.                                       In the event the Company determines that Executive is in breach of the Agreement, he shall be provided notice and a reasonable opportunity to cure.

6.                                       Except as explicitly set forth herein, the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of June 6, 2005.

IAC/INTERACTIVECORP

By:	/s/ Gregory R. Blatt
Gregory R. Blatt
Executive Vice President, General
Counsel & Secretary

/s/ Victor A. Kaufman
Victor A. Kaufman